SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 2, 2012 (October 29, 2012)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20- 5653152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on November 7, 2011, Dynegy Holdings, LLC (“DH”) and four of its wholly-owned subsidiaries, Dynegy Northeast Generation, Inc., Hudson Power, L.L.C. Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C. filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York, Poughkeepsie Division (the “Bankruptcy Court”).  On July 6, 2012, Dynegy Inc. (“Dynegy”), DH’s direct parent, filed a voluntary petition for relief under the Bankruptcy Code in the Bankruptcy Court.  On September 10, 2012, the Bankruptcy Court entered an order confirming the Joint Chapter 11 Plan of Reorganization for DH and Dynegy (the “Joint Plan”).  As also previously disclosed, on September 30, 2012, pursuant to the terms of the Joint Plan, DH merged with and into Dynegy, with Dynegy continuing as the surviving entity.  On October 1, 2012 (the “Effective Date”), Dynegy consummated the reorganization under Chapter 11 pursuant to the Joint Plan and Dynegy exited bankruptcy.  At such time, Dynegy’s issued common stock and warrants were listed on the New York Stock Exchange and director nominees selected by certain creditor parties, as determined by the Joint Plan and confirmed by the Bankruptcy Court, were appointed as the new Board of Directors of Dynegy (the “Board”).

In connection with emergence, Dynegy adopted the 2012 Long Term Incentive Plan (the “2012 LTIP”), effective as of the Effective Date under which an aggregate of 6,084,576 shares of Dynegy Common Stock are reserved for issuance as equity-based awards to employees, directors and certain other persons.  On October 29, 2012, the Compensation and Human Resources Committee (the “Compensation Committee”) of the Board approved emergence awards in the form of non-qualified stock options (“Stock Options”) and restricted stock units (“Stock Units”) for Dynegy’s executive officers and other key personnel.  The awards were granted under the 2012 LTIP and include the following for Dynegy’s executive officers:

	Non-Qualified Stock Options(1)(3)	Stock Units(2)(3)
Chief Executive Officer	273,059	105,281
Chief Operating Officer	81,918	31,585
Executive Vice Presidents	70,215	27,073

(1)          Stock Options have an exercise price of $18.70 and vest ratably over three years.

(2)          Stock Units granted using the closing stock price on October 31, 2012 and vest ratably over three years.

(3)          The foregoing description of the Stock Options and Stock Units does not purport to be complete and is qualified in its entirety by reference to the complete text of the form award agreements, which are filed as Exhibits 10.1 and 10.2, respectively, hereto and are hereby incorporated by reference.

Also on October 29, 2012, the newly constituted Corporate Governance and Nominating Committee (the “Corporate Governance Committee”) of the Board met with the Board’s independent compensation consultant, Meridian Compensation Partners, LLC, to review the competitiveness of the compensation program for non-employee directors at Dynegy. The results of such review, which included an analysis that compared Dynegy’s current director compensation program to those at a selected industry peer group, as well as a broader industry comparator group, were presented to the committee.  The Corporate Governance Committee determined that certain changes to Dynegy’s program were appropriate based upon the Corporate Governance Committee’s desire to simplify and align compensation with prevailing market practices.  On October 30, 2012, upon recommendation by the Corporate Governance Committee, the Board approved the compensation to be earned by each non-employee director who serves on the Board, effective as of the Effective Date.  Directors who are also employees of Dynegy are not compensated for their service as directors.

The key terms of compensation include the following:

Board Annual Retainer (paid in cash)	• $75,000; paid in quarterly installments.

Committee Annual Retainers (paid in cash)	Chair (paid in quarterly installments) • Audit = $25,000 • Comp. & Human Resources = $20,000 • Finance &Commercial Oversight = $20,000 • Corp. Gov. & Nominating = $15,000	Members (paid in quarterly installments) • Audit = $10,000 • Comp. & Human Resources = $10,000 • Finance & Commercial Oversight = $10,000 • Corp. Gov. & Nominating = $5,000

Annual Equity Award

•      Annual award value of $100,000 to be granted in Stock Units using the closing stock price on the grant date.

•      Annual awards to be granted on the date of Dynegy’s Annual Stockholder Meeting with one year vesting from the date of grant.

•      An initial pro-rata award value of $75,000 to be granted in Stock Units on October 31, 2012 with a vesting date of May 21, 2013(1)(2).

Non-Executive Chairman Annual Retainer

•      Additional retainer of $150,000.

•      Deliver through a mix of cash (50%), paid in quarterly installments, and Stock Units (50%).

•      Stock Unit awards to be granted on the date of Dynegy’s Annual Stockholder Meeting with one year vesting from the date of grant.

•      An initial pro-rata award value of $56,250 to be granted in Stock Units on October 31, 2012 with a vesting date of May 21, 2013(1)(2).

Stock Ownership Requirements	• No change to prior ownership requirements — 3x annual cash retainer, with three years from joining Board to achieve. • Stock Units count toward requirement.

(1)          Granted under the 2012 LTIP.

(2)          The foregoing description of the Stock Units does not purport to be complete and is qualified in its entirety by reference to the complete text of the form award agreement, which is filed as Exhibit 10.3 hereto and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Non-Qualified Stock Option Award Agreement.
10.2	Form of Stock Unit Award Agreement — Officers.
10.3	Form of Stock Unit Award Agreement — Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: November 2, 2012	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Non-Qualified Stock Option Award Agreement.
10.2	Form of Stock Unit Award Agreement — Officers.
10.3	Form of Stock Unit Award Agreement — Directors.